Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	19	957	113,007		16,897	44,444	36,003	14,871	792
Seniors Housing Triple-net	19	373	31,044		—	5,442	14,711	9,140	1,751
Outpatient Medical	17	437	25,987,778	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	28	234	29,682		—	—	824	10	28,848
Total	19	2,001

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	2Q22 NOI	2Q23 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	674	$175,416	$217,863	24.2%	859	$1,072,692	49.0%
Seniors Housing Triple-net	327	90,740	93,575	3.1%	354	396,116	18.1%
Outpatient Medical	374	109,547	113,097	3.2%	419	489,144	22.3%
Long-Term/Post-Acute Care	48	18,523	19,662	6.1%	204	233,084	10.6%
Total	1,423	$394,226	$444,197	12.7%	1,836	$2,191,036	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	80.7%	n/a	n/a	97.3%	1.2%	0.6%	0.9%
Seniors Housing Triple-net	80.4%	0.88	1.17	94.0%	2.3%	0.5%	3.2%
Outpatient Medical	94.4%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	79.4%	1.48	1.78	27.3%	35.0%	37.7%	—%
Total		0.98	1.27	94.2%	2.8%	1.8%	1.2%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of June 30, 2023 for Seniors Housing Operating and Outpatient Medical and March 31, 2023 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living	120	$192,868	$—	$—	$—	$192,868	8.8%
Integra Healthcare Properties	147	—	—	—	152,088	152,088	6.9%
Avery Healthcare	91	38,080	67,424	—	—	105,504	4.8%
StoryPoint Senior Living	75	41,764	44,476	—	—	86,240	3.9%
Cogir Management Corporation	49	85,584	—	—	—	85,584	3.9%
Atria Senior Living	92	78,736	—	—	—	78,736	3.6%
Oakmont Management Group	35	76,344	—	—	—	76,344	3.5%
Belmont Village	21	76,172	—	—	—	76,172	3.5%
Sagora Senior Living	40	42,944	23,708	—	—	66,652	3.0%
Brookdale Senior Living	73	—	60,940	—	—	60,940	2.8%
Remaining	1,093	440,200	199,568	489,144	80,996	1,209,908	55.3%
Total	1,836	$1,072,692	$396,116	$489,144	$233,084	$2,191,036	100.0%

By Country:
United States	1,567	$889,728	$314,576	$489,144	$226,236	$1,919,684	87.6%
United Kingdom	129	63,928	78,048	—	—	141,976	6.5%
Canada	140	119,036	3,492	—	6,848	129,376	5.9%
Total	1,836	$1,072,692	$396,116	$489,144	$233,084	$2,191,036	100.0%

By MSA:
Los Angeles	73	$86,084	$19,496	$33,376	$—	$138,956	6.3%
New York / New Jersey	76	66,244	11,316	37,328	3,512	118,400	5.4%
Washington D.C.	56	49,832	8,040	24,388	30,240	112,500	5.1%
Dallas	64	49,220	6,168	30,224	4,384	89,996	4.1%
Philadelphia	45	14,104	5,216	18,628	25,520	63,468	2.9%
Greater London	49	42,404	16,704	—	—	59,108	2.7%
San Francisco	22	34,700	10,336	2,084	—	47,120	2.2%
Chicago	45	22,016	11,492	7,512	5,784	46,804	2.1%
Houston	35	8,288	3,308	32,304	—	43,900	2.0%
San Diego	19	20,748	6,868	8,744	2,912	39,272	1.8%
Charlotte	26	1,368	10,592	24,096	—	36,056	1.6%
Seattle	26	15,132	1,084	15,192	4,176	35,584	1.6%
Montréal	24	34,188	—	—	—	34,188	1.6%
Raleigh	13	7,340	22,312	3,156	—	32,808	1.5%
Boston	24	23,420	5,280	2,584	—	31,284	1.4%
Minneapolis	20	(608)	16,992	13,548	—	29,932	1.4%
Indianapolis	17	5,140	13,892	552	9,000	28,584	1.3%
Atlanta	31	3,824	—	19,192	1,632	24,648	1.1%
Kansas City	24	8,036	9,812	652	6,100	24,600	1.1%
Miami	36	(216)	1,364	16,312	6,684	24,144	1.1%
Remaining	1,111	581,428	215,844	199,272	133,140	1,129,684	51.7%
Total	1,836	$1,072,692	$396,116	$489,144	$233,084	$2,191,036	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	2Q22	3Q22	4Q22	1Q23	2Q23
Properties	836	870	882	885	886
Units	84,782	87,375	88,783	89,240	89,932
Total occupancy	77.1%	78.0%	78.3%	79.0%	79.6%
Total revenues	$1,000,962	$1,061,753	$1,095,146	$1,143,744	$1,178,975
Operating expenses	777,178	831,556	866,482	894,981	902,068
NOI	$223,784	$230,197	$228,664	$248,763	$276,907
NOI margin	22.4%	21.7%	20.9%	21.7%	23.5%
Recurring cap-ex	$26,806	$31,513	$36,923	$26,848	$32,791
Other cap-ex	$57,225	$56,878	$75,545	$45,557	$66,002

Same Store Performance(2)	2Q22	3Q22	4Q22	1Q23	2Q23
Properties	674	674	674	674	674
Occupancy	78.3%	79.2%	79.6%	79.8%	80.2%
Same store revenues	$797,156	$819,487	$838,616	$854,088	$875,900
Compensation	365,500	373,765	379,361	381,631	387,005
Utilities	37,009	43,710	43,259	46,681	39,066
Food	34,060	34,839	36,571	34,704	36,259
Repairs and maintenance	24,883	24,989	24,856	24,934	26,631
Property taxes	32,991	32,883	28,983	32,979	32,290
All other	127,297	130,096	136,103	130,909	136,786
Same store operating expenses	621,740	640,282	649,133	651,838	658,037
Same store NOI	$175,416	$179,205	$189,483	$202,250	$217,863
Same store NOI margin %	22.0%	21.9%	22.6%	23.7%	24.9%
Year over year NOI growth rate					24.2%
Year over year revenue growth rate					9.9%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	2Q23 NOI	% of Total
Sunrise Senior Living	120	9,895	100.0%	Southern California	$32,815	11.9%
Cogir Management Corporation	49	7,168	88.4%	Northern California	21,383	7.7%
Atria Senior Living	92	10,924	100.0%	New York / New Jersey	16,364	5.9%
Oakmont Management Group	35	4,428	100.0%	Greater London, UK	11,387	4.1%
Belmont Village	21	2,804	95.0%	Washington D.C.	12,138	4.4%
Legend Senior Living	37	2,809	93.3%	Montréal, QC	8,660	3.1%
Brandywine Living	29	2,704	99.4%	Toronto, ON	7,173	2.6%
Sagora Senior Living	18	2,884	99.5%	Boston, MA	5,505	2.0%
StoryPoint Senior Living	43	4,523	100.0%	Seattle, WA	3,153	1.1%
Revera	64	5,870	75.0%	Vancouver, BC	2,404	0.9%
Avery Healthcare	41	3,239	100.0%	Birmingham, UK	2,164	0.8%
Clover	36	3,950	90.4%	Manchester, UK	1,625	0.6%
Pegasus	35	3,791	99.0%	Ottawa, ON	1,189	0.4%
Chartwell	42	4,479	49.6%	Top Markets	125,960	45.5%
Remaining	197	18,675		All Other	150,947	54.5%
Total	859	88,143		Total	$276,907	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended June 30, 2023. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	2.6%	0.1%	2.7%	12	4	4.6%	0.1%	4.7%	11	6
.85x-.95x	0.6%	—%	0.6%	14	1	5.4%	0.5%	5.9%	10	8
.95x-1.05x	1.9%	—%	1.9%	7	2	0.3%	—%	0.3%	23	2
1.05x-1.15x	1.7%	0.5%	2.2%	6	3	6.1%	—%	6.1%	9	3
1.15x-1.25x	1.2%	—%	1.2%	14	2	1.2%	1.0%	2.2%	11	3
1.25x-1.35x	7.2%	0.1%	7.3%	10	7	—%	—%	—%	—	—
>1.35	2.3%	2.4%	4.7%	10	8	—%	1.4%	1.4%	12	5
Total	17.6%	3.0%	20.6%	10	27	17.6%	3.0%	20.6%	10	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2023	$—	$41,796	$2,159	$8,073	$52,028	4.0%
2024	13,088	58,182	—	24,546	95,816	7.4%
2025	5,667	42,430	—	10,591	58,688	4.5%
2026	3,529	45,527	9,355	103,528	161,939	12.4%
2027	—	40,949	1,211	3,173	45,333	3.5%
2028	—	34,331	5,246	360	39,937	3.1%
2029	1,004	33,416	—	416	34,836	2.7%
2030	40,895	34,480	28,411	140	103,926	8.0%
2031	6,390	45,841	4,310	226	56,767	4.4%
2032	90,850	37,025	—	—	127,875	9.8%
Thereafter	226,963	117,076	179,976	1,535	525,550	40.2%
	$388,386	$531,053	$230,668	$152,588	$1,302,695	100.0%

Weighted Avg Maturity Years	11	6	15	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2023 for stable portfolio only. Agreements included represent 68% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q22	3Q22	4Q22	1Q23	2Q23
Properties	384	386	389	419	420
Square feet	18,452,459	18,665,903	18,844,516	20,188,159	20,236,315
Occupancy	94.5%	94.5%	94.2%	94.0%	94.4%
Total revenues	$166,220	$171,990	$176,816	$185,190	$186,802
Operating expenses	51,177	53,684	53,259	58,977	59,358
NOI	$115,043	$118,306	$123,557	$126,213	$127,444
NOI margin	69.2%	68.8%	69.9%	68.2%	68.2%
Revenues per square foot	$36.03	$37.15	$37.53	$36.69	$36.92
NOI per square foot	$24.94	$25.55	$26.23	$25.01	$25.19
Recurring cap-ex	$12,752	$13,470	$25,200	$10,666	$7,400
Other cap-ex	$2,303	$2,472	$5,633	$5,118	$4,397

Same Store Performance(2)	2Q22	3Q22	4Q22	1Q23	2Q23
Properties	374	374	374	374	374
Occupancy	95.1%	95.0%	95.1%	95.0%	95.1%
Same store revenues	$158,414	$159,654	$160,439	$164,810	$163,301
Same store operating expenses	48,867	49,766	48,755	52,638	50,204
Same store NOI	$109,547	$109,888	$111,684	$112,172	$113,097
NOI margin	69.2%	68.8%	69.6%	68.1%	69.3%
Year over year NOI growth rate					3.2%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$29,851	5.6%	Health system affiliated properties as % of NOI(3)	88.8%
Common Spirit Health	19,729	3.7%	Health system affiliated tenants as % of rental income(3)	59.7%
Novant Health	15,763	3.0%	Retention (trailing twelve months)(3)	92.5%
Summit Health	14,888	2.8%	In-house managed properties as % of square feet(3,4)	86.4%
Providence Health & Services	14,238	2.7%	Average remaining lease term (years)(3)	6.3
Remaining portfolio	436,584	82.2%	Average building size (square feet)(3)	59,928
Total	$531,053	100.0%	Average age (years)	17

Expirations(3)	2023	2024	2025	2026	2027	Thereafter
Occupied square feet	1,525,700	1,976,071	1,459,723	1,702,638	1,472,142	10,933,742
% of occupied square feet	8.0%	10.4%	7.7%	8.9%	7.7%	57.3%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 374 same store properties representing 17,875,716 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2019	2020	2021	2022	1Q23	2Q23	19-23 Total
Count	27	12	35	27	11	2	114
Total	$4,073,554	$910,217	$4,101,534	$2,785,739	$443,240	$145,094	$12,459,378
Low	7,550	6,201	5,000	6,485	19,967	34,532	5,000
Median	38,800	48,490	45,157	66,074	78,250	72,547	48,793
High	1,250,000	235,387	1,576,642	389,149	140,172	110,562	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
April	$41,636	4.1%	$55,319	1.0%	$24,385	9.6%
May	2,887	6.1%	23,604	2.4%	182,090	4.1%
June	119,513	4.0%	245,220	4.3%	226,745	3.9%
Total	$164,036	4.1%	$324,143	3.6%	$433,220	4.3%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	1	204	units	$169,275	$145,094
Loan funding					18,942
Total acquisitions and loan funding(2)	1				164,036	4.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	37	6,221	units		140,744
Seniors Housing Triple-net	1	191	units		7,311
Outpatient Medical	8	675,386	sf		59,891
Total development projects	46				207,946
Expansion projects:
Seniors Housing Operating	2	160	units		6,212
Outpatient Medical	7	323,449	sf		35,700
Total expansion projects	9				41,912

Total development funding	55				249,858	7.0%

Total gross investments					413,894	5.8%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	4	371	units	559,960	207,745
Loan payoffs					43,385
Leasehold termination	7	1,112	beds	163,750	182,090
Total dispositions and loan payoffs(5)	11				433,220	4.3%

Net investments (dispositions)					$(19,326)

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	3	395	units	$137,972	$165,061
Seniors Housing Triple-net	8	612	units	122,217	74,797
Outpatient Medical	29	1,297,917	sf	268	348,476
Loan funding					104,234
Total acquisitions and loan funding(2)	40				692,568	6.8%

Development Funding(3)
Development projects:
Seniors Housing Operating	40	6,638	units		290,043
Seniors Housing Triple-net	1	191	units		13,264
Outpatient Medical	9	692,221	sf		125,292
Total development projects	50				428,599
Expansion projects:
Seniors Housing Operating	2	160	units		9,554
Outpatient Medical	8	355,294	sf		68,650
Total expansion projects	10				78,204

Total development funding	60				506,803	6.9%

Total gross investments					1,199,371	6.9%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	5	389	units	534,923	208,068
Seniors Housing Triple-net	1	57	units	35,088	2,000
Long-Term/Post-Acute Care	—	—	beds	—	74,279
Loan payoffs					58,855
Leasehold termination	7	1,112	beds	163,750	182,090
Total dispositions and loan payoffs(5)	13				525,292	5.2%

Net investments (dispositions)					$674,079

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 06/30/23	Estimated Conversion(3)

Seniors Housing Operating
Austin, TX	108	108	—	—	—	$21,293	$16,051	3Q23
Boston, MA	167	—	91	48	28	72,790	54,026	4Q23
Charlotte, NC	328	328	—	—	—	59,233	53,072	3Q23 - 4Q23
Hartford, CT	128	128	—	—	—	21,934	21,934	4Q23
Hartford, CT	122	122	—	—	—	20,578	20,578	4Q23
Tampa, FL	206	206	—	—	—	49,685	17,477	4Q23 - 1Q24
Austin, TX	188	188	—	—	—	39,627	30,024	3Q23 - 1Q24
Cincinnati, OH	122	122	—	—	—	16,385	10,293	1Q24
Washington DC	302	—	190	89	23	156,276	107,099	2Q24
Phoenix, AZ	199	199	—	—	—	51,794	32,825	4Q23 - 2Q24
Phoenix, AZ	204	204	—	—	—	50,496	32,646	4Q23 - 2Q24
Kansas City, MO	134	134	—	—	—	20,887	20,887	2Q24
Dallas, TX	60	60	—	—	—	17,298	4,035	3Q23 - 2Q24
Washington DC	137	—	10	90	37	115,127	50,576	3Q24
Naples, FL	188	188	—	—	—	54,370	18,154	2Q24 - 3Q24
Sacramento, CA	100	—	—	70	30	48,486	10,784	3Q24
Dallas, TX	55	55	—	—	—	16,035	8,248	1Q24 - 3Q24
Burley, UK	70	—	—	45	25	10,284	2,467	3Q24
Peterborough, UK	80	—	—	52	28	9,669	2,568	3Q24
Boston, MA	160	—	82	37	41	148,590	89,968	4Q24
Sherman, TX	237	237	—	—	—	75,626	8,311	2Q24 - 4Q24
Phoenix, AZ	110	110	—	—	—	40,195	9,220	2Q24 - 4Q24
Houston, TX	130	130	—	—	—	31,100	23,329	3Q23 - 4Q24
San Jose, CA	685	509	—	143	33	175,381	171,139	1Q25
San Jose, CA	158	—	—	158	—	61,929	33,444	1Q25
Columbus, OH	409	409	—	—	—	82,069	20,855	2Q25
Killeen, TX	256	256	—	—	—	64,133	10,717	4Q23 - 2Q25
Little Rock, AR	283	283	—	—	—	13,893	5,920	3Q25
Sunrise Developments(2)	362	—	—	208	154	86,281	57,137	3Q23 - 4Q24
Subtotal	5,688	3,976	373	940	399	1,631,444	943,784

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 06/30/23	Estimated Conversion
Houston, TX			16,830	100%	Yes	8,847	7,806	3Q23
Houston, TX			178,446	100%	Yes	108,068	50,749	4Q23
Houston, TX			121,368	100%	Yes	84,384	30,930	4Q23
Oklahoma City, OK			134,285	100%	Yes	89,928	79,363	2Q24
Santa Fe, NM			90,000	100%	Yes	45,977	10,171	3Q24
Houston, TX			50,323	100%	Yes	30,156	3,485	3Q24
Houston, TX			51,134	100%	Yes	28,723	416	3Q24
Subtotal			642,386			396,083	182,920

Total Development Projects						$2,027,527	$1,126,704
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development but excludes capitalized interest.
(2) Relates to four properties with a weighted-average ownership of 34%.
(3) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2023 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	32	5,688	7.3%	$299,773	$387,887	$687,660	$1,631,444
Outpatient Medical	7	642,386	6.1%	141,045	72,118	213,163	396,083
Total	39		7.1%	$440,818	$460,005	$900,823	$2,027,527

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q23 actual	$57,473	0.4%	6.7%	2023 actual	$372,735	2.6%	8.0%
2Q23 actual	315,262	3.0%	8.2%	2023 estimate	436,701	2.9%	6.6%
3Q23 estimate	69,714	0.2%	7.4%	2024 estimate	1,193,421	0.9%	7.3%
4Q23 estimate	366,987	3.4%	6.4%	2025 estimate	397,405	4.5%	7.2%
1Q24 estimate	105,697	—%	6.4%	Total	$2,400,262	2.1%	7.2%
2Q24 estimate	432,656	1.0%	7.1%
3Q24 estimate	336,700	1.2%	7.4%
4Q24 estimate	318,368	0.6%	7.6%
1Q25 estimate	237,310	6.8%	6.8%
2Q25 estimate	146,202	0.8%	7.8%
3Q25 estimate	13,893	4.1%	6.9%
Total	$2,400,262	2.1%	7.2%

Unstabilized Properties
	3/31/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	6/30/2023 Properties	Beds / Units
Seniors Housing Operating	50	(3)	5	(9)	43	6,111
Seniors Housing Triple-net	15	(1)	—	—	14	1,556
Total	65	(4)	5	(9)	57	7,667

Occupancy	3/31/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2023 Properties
0% - 50%	30	—	5	(6)	(3)	26
50% - 70%	24	—	—	(3)	(3)	18
70% +	11	(4)	—	—	6	13
Total	65	(4)	5	(9)	—	57

Occupancy	6/30/2023 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	26	13	$57,430	0.9%	$888,438	2.1%
50% - 70%	18	27	77,868	1.2%	569,222	1.3%
70% +	13	31	93,897	1.4%	518,127	1.2%
Total	57	22	$229,195	3.5%	$1,975,787	4.6%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,072,692	88,143	units
Seniors Housing Triple-net	396,116	27,097	units
Outpatient Medical	489,144	20,236,315	square feet
Long-Term/Post-Acute Care	233,084	24,553	beds
Total In-Place NOI(2)	2,191,036
Incremental stabilized NOI(3)	96,338
Total stabilized NOI	$2,287,374

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,695,104
Secured debt(4)	3,468,103
Financing lease liabilities	49,393
Total debt	$17,212,600
Add (Subtract):
Other liabilities (assets), net(5)	$451,087
Cash and cash equivalents and restricted cash	(2,299,069)
Net obligations	$15,364,618

Other Assets
Land parcels	$261,039	Effective Interest Rate(8)
Real estate loans receivable(6)	1,586,864	11.0%
Non-real estate loans receivable(7)	257,218	11.4%
Joint venture real estate loans receivables(9)	254,961	5.7%
Other investments(10)	15,205
Property dispositions(11)	960,846
Development properties:(12)
Current balance	1,208,758
Unfunded commitments	1,064,081
Committed balances	$2,272,839
Projected yield	7.1%
Projected NOI	$161,372

Common Shares Outstanding(13)	510,024
Notes:
(1) Includes $20,830,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,059,628,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$414,089
Below market tenant lease intangibles, net	25,300
Deferred taxes, net	(39,829)
Intangible assets, net	(156,749)
Other non-cash liabilities / (assets), net	8,181
Total non-cash liabilities/(assets), net	$250,992

(6) Represents $1,599,770,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $12,906,000 of credit allowances.
(7) Represents $430,110,000 of non-real estate loans, net of $172,892,000 of credit allowances.
(8) Average cash-pay interest rates are 7.1%,1.1% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Primarily represents the estimated fair value of 3.4% ownership in Seniors Housing Operating portfolios excluded from IPNOI.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Also includes expansion projects.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1,2)
	2Q22	3Q22	4Q22	1Q23	2Q23
Revenues:
Seniors Housing Operating
Resident fees and services	$1,000,571	$1,057,814	$1,091,043	$1,138,916	$1,173,630
Interest income	1,642	2,210	2,388	2,318	1,850
Other income	(1,251)	1,729	1,715	2,510	3,495
Total revenues	1,000,962	1,061,753	1,095,146	1,143,744	1,178,975

Seniors Housing Triple-net
Rental income	123,557	116,233	122,267	119,786	118,115
Interest income	31,725	32,726	31,837	31,540	32,657
Other income	1,786	1,307	1,361	1,675	1,202
Total revenues	157,068	150,266	155,465	153,001	151,974

Outpatient Medical
Rental income	163,808	170,051	174,182	182,044	185,133
Interest income	65	80	86	91	95
Other income	2,347	1,859	2,548	3,055	1,574
Total revenues	166,220	171,990	176,816	185,190	186,802

Long-Term/Post-Acute Care
Rental income	68,598	70,356	71,021	80,423	75,766
Interest income	5,499	5,760	5,982	6,367	8,264
Other income	—	513	153	193	65,490
Total revenues	74,097	76,629	77,156	86,983	149,520

Corporate
Other income	3,665	3,942	7,714	5,147	16,807
Total revenues	3,665	3,942	7,714	5,147	16,807

Total
Rental income	355,963	356,640	367,470	382,253	379,014
Resident fees and services	1,000,571	1,057,814	1,091,043	1,138,916	1,173,630
Interest Income	38,931	40,776	40,293	40,316	42,866
Other Income	6,547	9,350	13,491	12,580	88,568
Total revenues	1,402,012	1,464,580	1,512,297	1,574,065	1,684,078

Property operating expenses:
Seniors Housing Operating	777,178	831,556	866,482	894,981	902,068
Seniors Housing Triple-net	7,799	7,710	6,924	7,917	7,996
Outpatient Medical	51,177	53,684	53,259	58,977	59,358
Long-Term/Post-Acute Care	3,916	4,034	3,426	4,040	2,827
Corporate	2,645	5,794	5,086	3,877	4,135
Total property operating expenses	842,715	902,778	935,177	969,792	976,384

Net operating income:
Seniors Housing Operating	223,784	230,197	228,664	248,763	276,907
Seniors Housing Triple-net	149,269	142,556	148,541	145,084	143,978
Outpatient Medical	115,043	118,306	123,557	126,213	127,444
Long-Term/Post-Acute Care	70,181	72,595	73,730	82,943	146,693
Corporate	1,020	(1,852)	2,628	1,270	12,672
Net operating income	$559,297	$561,802	$577,120	$604,273	$707,694
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI recognized from the leasehold interest for the NHI leasehold portfolio. The lease was terminated effective April 1, 2022, and the related lease termination income was excluded from NOI.
(2) The results related to the 205 properties previously reported as Health System have been reclassified to Seniors Housing Triple-net and Long-Term/Post-Acute Care for all periods.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2023		June 30, 2023
Net income (loss)	$134,122		$106,342
Interest expense	576,813		152,337
Income tax expense (benefit)	5,717		3,503
Depreciation and amortization	1,377,042		341,945
EBITDA	2,093,694		604,127
Loss (income) from unconsolidated entities	58,751		40,332
Stock-based compensation	32,299		10,491
Loss (gain) on extinguishment of debt, net	95		1
Loss (gain) on real estate dispositions, net	4,780		2,168
Impairment of assets	31,217		1,086
Provision for loan losses, net	14,192		2,456
Loss (gain) on derivatives and financial instruments, net	9,373		1,280
Other expenses	74,249		11,069
Leasehold interest termination(2)	(65,485)		(65,485)
Casualty losses, net of recoveries	15,760		3,568
Total adjustments	175,231		6,966
Adjusted EBITDA	$2,268,925		$611,093

Interest Coverage Ratios
Interest expense	$576,813		$152,337
Capitalized interest	40,830		11,870
Non-cash interest expense	(21,946)		(5,824)
Total interest	$595,697		$158,383
EBITDA	$2,093,694		$604,127
Interest coverage ratio	3.51	x	3.81	x
Adjusted EBITDA	$2,268,925		$611,093
Adjusted Interest coverage ratio	3.81	x	3.86	x

Fixed Charge Coverage Ratios
Total interest	$595,697		$158,383
Secured debt principal amortization	56,545		13,839
Total fixed charges	$652,242		$172,222
EBITDA	$2,093,694		$604,127
Fixed charge coverage ratio	3.21	x	3.51	x
Adjusted EBITDA	$2,268,925		$611,093
Adjusted Fixed charge coverage ratio	3.48	x	3.55	x

Net Debt to EBITDA Ratios
Total debt(3)			$16,040,530
Less: cash and cash equivalents and restricted cash			(2,299,069)
Net debt			$13,741,461
EBITDA Annualized			$2,416,508
Net debt to EBITDA ratio			5.69	x
Adjusted EBITDA Annualized			$2,444,372
Net debt to Adjusted EBITDA ratio			5.62	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Primarily related to the gain associated with the loss of control and derecognition of leasehold interests in 7 properties.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $49,393,000. Excludes operating lease liabilities of $299,377,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	16,040,530	44.64%
Cash and cash equivalents and restricted cash	(2,299,069)	(6.40)%
Net debt to consolidated book capitalization	$13,741,461	38.24%
Total equity(4)	22,193,114	61.76%
Consolidated book capitalization	$35,934,575	100.00%
Joint venture debt, net(5)	971,512
Total book capitalization	$36,906,087

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	16,040,530	36.02%
Cash and cash equivalents and restricted cash	(2,299,069)	(5.16)%
Net debt to consolidated undepreciated book capitalization	$13,741,461	30.86%
Accumulated depreciation and amortization	8,599,622	19.31%
Total equity(4)	22,193,114	49.83%
Consolidated undepreciated book capitalization	$44,534,197	100.00%
Joint venture debt, net(5)	971,512
Total undepreciated book capitalization	$45,505,709

Enterprise value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	16,040,530	28.73%
Cash and cash equivalents and restricted cash	(2,299,069)	(4.12)%
Net debt to consolidated enterprise value	$13,741,461	24.61%
Common shares outstanding	508,159
Period end share price	80.89
Common equity market capitalization	$41,104,982	73.62%
Noncontrolling interests(4)	988,673	1.77%
Consolidated enterprise value	$55,835,116	100.00%
Joint venture debt, net(5)	971,512
Total enterprise value	$56,806,628

Secured debt as % of total assets
Secured debt(2)	$2,460,349	5.06%
Gross asset value(6)	$48,663,757

Total debt as % of gross asset value
Total debt(2)(3)	$16,040,530	32.96%
Gross asset value(6)	$48,663,757

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,530,788	31.34%
Unencumbered gross assets(7)	$43,176,774

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $49,393,000 and excludes operating lease liabilities of $299,377,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate (9)
2023	$—	$—	$398,560	$216,141	$(107,924)	$506,777	2.95%	5.35%
2024	—	1,350,000	470,448	177,251	(93,112)	1,904,587	11.10%	4.16%
2025	—	1,260,000	298,553	536,588	(45,844)	2,049,297	11.94%	3.99%
2026	—	700,000	144,144	82,550	(20,573)	906,121	5.28%	4.18%
2027	—	1,915,659	190,356	120,330	(39,121)	2,187,224	12.74%	4.62%
2028	—	2,483,995	102,812	25,992	(13,131)	2,599,668	15.15%	3.80%
2029	—	1,050,000	289,827	35,972	(936)	1,374,863	8.01%	3.75%
2030	—	750,000	57,124	30,776	(127)	837,773	4.88%	3.14%
2031	—	1,350,000	7,038	33,303	(133)	1,390,208	8.10%	2.77%
2032	—	1,050,000	48,015	3,401	(138)	1,101,278	6.42%	4.37%
Thereafter	—	1,785,450	489,714	70,564	(40,317)	2,305,411	13.43%	5.02%
Totals	$—	$13,695,104	$2,496,591	$1,332,868	$(361,356)	$17,163,207	100.00%

Weighted Avg. Interest Rate(9)	—	4.00%	4.70%	4.35%	4.93%	4.11%

Weighted Avg. Maturity Years	—	6.3	4.7	4.1	3.0	6.0

% Floating Rate Debt(8)	100.00%	10.21%	30.36%	20.02%	44.92%	13.18%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$11,945,000	$1,542,508	$1,007,250	$(141,283)	$14,353,475	$—
United Kingdom	—	1,334,445	—	—	—	1,334,445	2,402,901
Canada	—	415,659	954,083	325,618	(220,073)	1,475,287	812,424
Totals	$—	$13,695,104	$2,496,591	$1,332,868	$(361,356)	$17,163,207	$3,215,325

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2023. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $188,936,000 USD at June 30, 2023). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $226,723,000 USD at June 30, 2023) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $698,995,000 USD at June 30, 2023). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $635,450,000 USD at June 30, 2023). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $299,377,000 and finance lease liabilities of $49,393,000 related to ASC 842 adoption.
(9) Based on variable interest rates and foreign currency exchange rates in effect as of June 30, 2023. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt, LIBOR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $97,983,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties, or transaction costs. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q22	3Q22	4Q22	1Q23	2Q23
Net income (loss)	$95,672	$(2,653)	$1,798	$28,635	$106,342
Loss (gain) on real estate dispositions, net	3,532	(1,064)	4,423	(747)	2,168
Loss (income) from unconsolidated entities	7,058	6,698	4,650	7,071	40,332
Income tax expense (benefit)	3,065	3,257	(4,088)	3,045	3,503
Other expenses	35,166	15,481	24,954	22,745	11,069
Impairment of assets	—	4,356	13,146	12,629	1,086
Provision for loan losses, net	165	490	10,469	777	2,456
Loss (gain) on extinguishment of debt, net	603	2	87	5	1
Loss (gain) on derivatives and financial instruments, net	(1,407)	6,905	258	930	1,280
General and administrative expenses	36,554	34,811	41,319	44,371	44,287
Depreciation and amortization	310,295	353,699	342,286	339,112	341,945
Interest expense	127,750	139,682	140,391	144,403	152,337
Consolidated net operating income	618,453	561,664	579,693	602,976	706,806
NOI attributable to unconsolidated investments(1)	23,648	27,374	24,950	26,354	25,150
NOI attributable to noncontrolling interests(2)	(82,804)	(27,236)	(27,523)	(25,057)	(24,262)
Pro rata net operating income (NOI)(3)	$559,297	$561,802	$577,120	$604,273	$707,694

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,178,975	$151,974	$186,802	$149,520	$16,807	$1,684,078
Property operating expenses	(902,068)	(7,996)	(59,358)	(2,827)	(4,135)	(976,384)
NOI(3)	276,907	143,978	127,444	146,693	12,672	707,694
Adjust:
Interest income	(1,850)	(32,657)	(95)	(8,264)	—	(42,866)
Other income	(3,260)	(352)	(46)	(65,490)	(12,719)	(81,867)
Sold / held for sale	(3,063)	(1,331)	17	(1,760)	—	(6,137)
Non operational(4)	2,035	—	(186)	(102)	—	1,747
Non In-Place NOI(5)	(3,871)	(10,609)	(4,848)	(12,806)	47	(32,087)
Timing adjustments(6)	1,275	—	—	—	—	1,275
Total adjustments	(8,734)	(44,949)	(5,158)	(88,422)	(12,672)	(159,935)
In-Place NOI	268,173	99,029	122,286	58,271	—	547,759
Annualized In-Place NOI	$1,072,692	$396,116	$489,144	$233,084	$—	$2,191,036

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	957	373	437	234	2,001
Recent acquisitions/ development conversions(7)	(88)	(13)	(41)	—	(142)
Under development	(33)	—	(7)	—	(40)
Under redevelopment(8)	(8)	—	(4)	(6)	(18)
Current held for sale	(31)	(12)	(2)	(28)	(73)
Land parcels, loans and sub-leases	(21)	(8)	(9)	—	(38)
Transitions(9)	(89)	(13)	—	(150)	(252)
Other(10)	(13)	—	—	(2)	(15)
Same store properties	674	327	374	48	1,423
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q22	3Q22	4Q22	1Q23	2Q23	Y/o/Y
Seniors Housing Operating
NOI	$223,784	$230,197	$228,664	$248,763	$276,907
Non-cash NOI on same store properties	(375)	(349)	(348)	(319)	(152)
NOI attributable to non-same store properties	(35,269)	(49,185)	(41,922)	(50,514)	(54,225)
Currency and ownership adjustments(1)	(1,209)	(430)	800	(111)	(925)
Normalizing adjustment for government grants(2)	(13,061)	(2,188)	(2,360)	(18)	(5,352)
Other normalizing adjustments(3)	1,546	1,160	4,649	4,449	1,610
SSNOI(4)	175,416	179,205	189,483	202,250	217,863	24.2%

Seniors Housing Triple-net
NOI	149,269	142,556	148,541	145,084	143,978
Non-cash NOI on same store properties	(13,274)	(10,845)	(10,365)	(12,531)	(10,040)
NOI attributable to non-same store properties	(44,437)	(41,042)	(45,319)	(39,248)	(39,595)
Currency and ownership adjustments(1)	(818)	295	371	(212)	(768)
SSNOI	90,740	90,964	93,228	93,093	93,575	3.1%

Outpatient Medical
NOI	115,043	118,306	123,557	126,213	127,444
Non-cash NOI on same store properties	(3,788)	(4,238)	(4,835)	(4,666)	(4,319)
NOI attributable to non-same store properties	(2,057)	(3,316)	(6,885)	(9,115)	(10,380)
Currency and ownership adjustments(1)	437	192	(153)	180	(12)
Other normalizing adjustments(3)	(88)	(1,056)	—	(440)	364
SSNOI	109,547	109,888	111,684	112,172	113,097	3.2%

Long-Term/Post-Acute Care
NOI	70,181	72,595	73,730	82,943	146,693
Non-cash NOI on same store properties	(725)	(1,654)	(1,526)	(1,538)	(1,160)
NOI attributable to non-same store properties	(50,810)	(51,674)	(53,239)	(61,910)	(125,838)
Currency and ownership adjustments(1)	(123)	(84)	(16)	(22)	(33)
Other normalizing adjustments(3)	—	(327)	—	—	—
SSNOI	18,523	18,856	18,949	19,473	19,662	6.1%

Corporate
NOI	1,020	(1,852)	2,628	1,270	12,672
NOI attributable to non-same store properties	(1,020)	1,852	(2,628)	(1,270)	(12,672)
SSNOI	—	—	—	—	—

Total
NOI	559,297	561,802	577,120	604,273	707,694
Non-cash NOI on same store properties	(18,162)	(17,086)	(17,074)	(19,054)	(15,671)
NOI attributable to non-same store properties	(133,593)	(143,365)	(149,993)	(162,057)	(242,710)
Currency and ownership adjustments(1)	(1,713)	(27)	1,002	(165)	(1,738)
Normalizing adjustments, net	(11,603)	(2,411)	2,289	3,991	(3,378)
SSNOI	$394,226	$398,913	$413,344	$426,988	$444,197	12.7%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$934,244	$113,875	$116,320	$1,164,439
Unconsolidated SHO revenues attributable to Welltower(1)	36,857	1,657	24,527	63,041
SHO revenues attributable to noncontrolling interests(2)	(17,100)	(8,148)	(23,257)	(48,505)
Pro rata SHO revenues(3)	954,001	107,384	117,590	1,178,975
SHO interest and other income	(12,087)	(37)	(951)	(13,075)
SHO revenues attributable to sold and held for sale properties	(5,215)	(4,927)	(14,114)	(24,256)
Currency and ownership adjustments(4)	(1,954)	(4,278)	(2,154)	(8,386)
SHO local revenues	934,745	98,142	100,371	1,133,258
Average occupied units/month	54,688	3,748	13,084	71,520
RevPOR/month in USD	$5,713	$8,752	$2,564	$5,296
RevPOR/month in local currency(4)		£7,293	$3,512

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	2Q22	2Q23	2Q22	2Q23	2Q22	2Q23	2Q22	2Q23
SHO SS RevPOR Growth
Consolidated SHO revenues	$859,987	$934,244	$99,647	$113,875	$111,576	$116,320	$1,071,210	$1,164,439
Unconsolidated SHO revenues attributable to WELL(1)	28,910	36,857	—	1,657	22,546	24,527	51,456	63,041
SHO revenues attributable to noncontrolling interests(2)	(89,739)	(17,100)	(9,339)	(8,148)	(22,626)	(23,257)	(121,704)	(48,505)
SHO pro rata revenues(3)	799,158	954,001	90,308	107,384	111,496	117,590	1,000,962	1,178,975
Non-cash and non-RevPOR revenues on same store properties	(835)	(1,656)	—	—	(72)	(350)	(907)	(2,006)
Revenues attributable to non-same store properties	(148,590)	(220,863)	(47,971)	(59,706)	(14,792)	(18,207)	(211,353)	(298,776)
Currency and ownership adjustments(4)	16,597	—	(1,899)	(1,980)	(6,587)	(1,942)	8,111	(3,922)
SHO SS RevPOR revenues(5)	$666,330	$731,482	$40,438	$45,698	$90,045	$97,091	$796,813	$874,271
Avg. occupied units/month(6)	41,629	42,595	1,780	1,903	11,128	11,290	54,537	55,788
SHO SS RevPOR(7)	$5,350	$5,740	$7,593	$8,027	$2,705	$2,874	$4,884	$5,238
SS RevPOR YOY growth		7.3%		5.7%		6.3%		7.3%

SHO SSNOI Growth
Consolidated SHO NOI	$237,393	$229,006	$16,579	$17,497	$27,939	$32,749	$281,911	$279,252
Unconsolidated SHO NOI attributable to WELL(1)	4,956	5,987	—	(389)	6,840	8,031	11,796	13,629
SHO NOI attributable to noncontrolling interests(2)	(63,731)	(8,574)	(1,278)	(1,585)	(4,914)	(5,815)	(69,923)	(15,974)
SHO pro rata NOI(3)	178,618	226,419	15,301	15,523	29,865	34,965	223,784	276,907
Non-cash NOI on same store properties	(375)	(152)	—	—	—	—	(375)	(152)
NOI attributable to non-same store properties	(23,483)	(41,470)	(7,816)	(6,672)	(3,970)	(6,083)	(35,269)	(54,225)
Currency and ownership adjustments(4)	872	24	(322)	(374)	(1,759)	(575)	(1,209)	(925)
Normalizing adjustment for government grants(8)	(12,045)	(5,352)	(1,028)	—	12	—	(13,061)	(5,352)
Other normalizing adjustments(9)	1,546	1,610	—	—	—	—	1,546	1,610
SHO pro rata SSNOI(5)	$145,133	$181,079	$6,135	$8,477	$24,148	$28,307	$175,416	$217,863
SHO SSNOI growth		24.8%		38.2%		17.2%		24.2%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$649,914		$32,024		$106,863		$788,801
Average units in service(10)		53,269		2,251		14,055		69,575
SSNOI/unit in USD		$12,201		$14,227		$7,603		$11,337
SSNOI/unit in local currency(4)				£11,856		$10,415
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment for amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 31, 2023 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.